Exhibit 10.4


                                 PROMISSORY NOTE

                                   (Term Loan)

Albany, New York                                                March 16, 2007
$29,000,000.00

      BALCHEM CORPORATION, a Maryland corporation having an address of P.O. Box 600, 52 Sunrise Park Road, New Hampton, New York 10955 (herein called the "Company"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank) a national banking association having an office at Peter D. Kiernan Plaza, Albany, New York 12207 (the "Bank" or the "Holder"), or its successors or assigns, the principal sum of TWENTY-NINE MILLION AND NO/100 DOLLARS ($29,000,000.00), or so much of said sum as may be advanced hereunder, with interest thereon as set forth below.

SECTION 1. DEFINITION OF TERMS. The following words and terms as used in this Note shall have the following meanings unless the context or use indicates another or different meaning or intent:

      "Adjusted Libor Rate" - Means a rate per annum subject to adjustment approximately each one month equal to the Libor Rate plus one percent (1.00%).

      "Advance Notice" - the Notice to be delivered by the Company to the Bank in the form of Exhibit "A" attached hereto, which shall serve as a request by the Company that the Bank advance proceeds of the Loan.

      "Business Day" - In respect of any date that is specified in this Note to be subject to adjustment in accordance with applicable Following Business Day Convention, a day on which commercial banks settle payment in London if the payment obligation is calculated by reference to any Libor Rate.

      "Default Rate" - A per annum rate of two percent (2%) above the rate of interest otherwise applicable to the Note.

      "Event of Default" - Any of those events defined as an Event of Default under the Loan Agreement.

      "Following Business Day Convention" - The convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day.
The term "Business Day", when used in conjunction with the term "Following Business Day Convention" and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.


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      "Libor  Interest  Rate  Period"  - The one month  (or  slightly  longer or shorter) period during which the Adjusted Libor Rate is in effect, provided, however, that in no event shall any Libor Interest Rate Period extend beyond the Maturity Date of this Note.

      "Libor Rate" - Means the interest rate determined by the following formula (all amounts in the calculation will be determined by the Bank as of the first day of the Libor Interest Rate Period):

                    Libor Rate=   London Inter-Bank Offered Rate
                                  ------------------------------
                                   (1.00 - Reserve Percentage)

      "Loan" - The loan of $29,000,000.00 by the Lender to the Company that is the subject of this Note.

      "Loan Agreement" - Means the loan agreement dated the date hereof by and between the Company and the Bank as such may be amended or supplemented from time to time.

      "London Inter-Bank Offered Rate" - Means, for any applicable Libor Interest Rate Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Bank from time to time) at approximately 11:00 a.m. London time two (2)
London Banking Days before the commencement of the applicable Libor Interest Rate Period for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Libor Interest Rate Period. If such rate is not available at such time for any reason, then the rate for that Libor Interest Rate Period will be determined by such alternate method as reasonably selected by the Bank. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.

      "Maturity Date" - March 15, 2010.

      "Reserve Percentage" - Means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal and will include, but not be limited to, marginal, emergency, supplemental, special and other reserve percentages.

      All other capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

SECTION 2. ADVANCES. Advances under this Note shall be reflected on the records of the Bank which said records shall be conclusive absent manifest error. In the absence of an Event of Default or an event which, but for the passage of time, the giving of notice or both would constitute an Event of Default, the Company may request that the Bank advance Loan proceeds. When requesting each advance of Loan proceeds from the


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Bank,  the Company shall deliver to the Bank an Advance Notice setting forth the amount of the advance requested. All advances must be requested prior to 3 p.m. on the date an advance is requested.

SECTION 3. INTEREST; PAYMENTS. (A) Subject to the provisions of Section 6 of this Note, commencing on March 15, 2007 and continuing thereafter, interest (calculated on the principal balance hereof and based upon the actual number of days elapsed over a 360 day year) shall accrue at a rate per annum equal to the Adjusted Libor Rate. Interest payments shall be payable monthly as set forth in
Section 3(B) hereof. In the event the principal balance remains outstanding after the Maturity Date, interest (calculated on the principal balance hereof and based upon the actual number of days elapsed over a 360-day year) shall accrue at a rate per annum equal to the Default Rate.

      (B) Commencing on April 15, 2007 and continuing on the fifteenth (15th) calendar day of each calendar month thereafter during the term hereof up to but not including the Maturity Date, Borrower shall make monthly payments of accrued interest at the Adjusted Libor Rate together with equal monthly payments of principal in an amount equal to the quotient determined by dividing the amount advanced under this Note as of March 15, 2007 by sixty (60).

      (C) In the event that any portion of any payment due hereunder is not made within ten (10) days of the date such payment became due, the Company shall pay to the Holder on demand a late payment charge equal to five percent (5%) of the portion of any such payment not paid within such ten (10) day period, provided, however, that such late payment charge shall not exceed $10,000.00 in the aggregate per incident and shall not exceed $10,000.00 in the aggregate upon the maturity or acceleration of the Principal Balance.

      (D)  Notwithstanding  anything to the contrary  herein  contained,  on the
Maturity  Date,  the  entire   outstanding   principal  amount  hereof  and  all
accumulated, accrued and unpaid interest thereon shall be due and payable.

      (E) All payments received pursuant to this Note shall be applied first to the payment of all fees, expenses, and other amounts due to the Holder (excluding principal and interest), then to accrued, accumulated and unpaid interest and the balance in reduction of the Principal Balance hereof, provided that should an Event of Default have occurred and be continuing, payments received hereunder shall be applied at the discretion of the Holder.

      (F) All payments of interest and principal are to be made for the account of Bank of America, N.A., 69 State Street, Albany, New York 12207 or at such other place as the Holder may direct the Company by written notice. All payments shall be in lawful money of the United States in immediately available funds and are subject to the Following Business Day Convention with respect to date of payment.


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SECTION 4. PREPAYMENT,  MANDATORY REDEMPTION.  (A) The Company may upon at least three (3) prior Business Days' notice to the Holder (which notice shall be irrevocable) prepay the Principal Balance and any such prepayment shall occur only on the last day of the Libor Interest Rate Period. Each prepayment whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amounts as required by this Note. The prepayment fee will be the sum of fees calculated separately for each Prepayment Installment, as follows:

            (i) The Bank will first determine the amount of interest which would have accrued each month for the Prepayment Installment had it remained outstanding until the applicable Original Payment Date using the interest rate applicable to the Prepayment Installment under this Note.

            (ii) The Bank will then subtract from each monthly interest amount determined in (i) above the amount of interest which would accrue for that Prepayment Installment if it were reinvested from the date of prepayment through the Original Payment Date using the Treasury Rate.

            (iii) If (i) minus (ii) for the Prepayment Installment is greater than zero, the Bank will discount the monthly differences to the date of prepayment by the Treasury Rate. The Bank will then add together all of the discounted monthly differences for the Prepayment Installment.

The following definitions will apply to the calculation of the prepayment fee:

            (i) "Original Payment Dates" mean the dates on which the prepaid principal would have been paid if there had been no prepayment. If any of the principal would have been paid later than the end of the Libor Interest Rate Period in effect at the time of prepayment, then the Original Payment Date for that amount will be the last day of the Libor Interest Rate Period.

            (ii) "Prepayment Installment" means the amount of the prepaid principal which would have been paid on a single Original Payment Date.

            (iii) "Treasury Rate" means the interest rate yield for U.S. Government Treasury Securities which the Bank determines could be obtained by reinvesting a specified Prepayment Installment in such securities from the date of prepayment through the Original Payment Date. The Bank may adjust the Treasury Rate to reflect the compounding, accrual basis or other costs of the prepaid amount. Each of the rates is the Bank's estimate only and the Bank is under no obligation to actually reinvest any prepayment. The rates will be based on information from either the Telerate or Reuters information services, The Wall Street Journal or other information sources the Bank deems appropriate.


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

If by reason of an Event of Default the Bank elects to declare this Note to be immediately due and payable, then any prepayment fee with respect to the resulting prepayment shall become due and payable in the same manner as though the Company had exercised a right of prepayment.

SECTION 5. LOAN AGREEMENT. The loan evidenced by this Note is being made pursuant to the terms, provisions and conditions of a certain loan agreement dated the date hereof (as amended or supplemented from time to time, the "Loan Agreement") by and between the Company and the Holder.

SECTION 6. DOCUMENTS. Reference is hereby made to the Loan Agreement and to all amendments and supplements thereto for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company and the Holder and the terms upon which this Note is or may be secured.

SECTION 7. DEFAULT; ACCELERATION. The entire unpaid Principal Balance of this Note, together with all accrued and unpaid interest due hereon, may be declared immediately due and payable by the Holder upon the occurrence and during the continuance of an "Event of Default" as defined in the Loan Agreement, provided, however, that from and after the date of any such declaration, the outstanding Principal Balance hereof and all accrued and unpaid interest thereon shall be due and payable, interest shall continue to accrue on the unpaid Principal Balance to the date of payment at a rate per annum equal to the Default Rate.

SECTION 8. COVENANT AGAINST USURY. All agreements between the Company and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Company and the Holder in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any law of the Financing Documents at the time of performance of such provision shall be due shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity and if under or from circumstances whatsoever the Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Company and the Guarantors and the Holder.


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SECTION 9. WAIVER OF DILIGENCE,  PRESENTMENT,  DEMAND,  ETC. The Company  hereby waives with respect to this Note: diligence, presentment, demand for payment, filing of claims with a court in the event of bankruptcy of the Company or any other person or entity liable in respect to this Note, any right to require a proceeding first against the Company or any other such Person, protest, notice of dishonor or nonpayment of any such liabilities and any other notice and all demands whatsoever except as specifically set forth in this Note or any of the other Financing Documents.

SECTION 10. WAIVER, CHANGE, MODIFICATION OR DISCHARGE. The provisions of this Note may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

SECTION 11.  TRANSFER AND ASSIGNMENT OF NOTE;  PLEDGE OF RIGHTS;  PARTICIPATION.
(A) The Holder may at any time pledge all or any portion of its rights under this Note and the other Financing Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or enforcement thereof shall release the Holder from its obligations under any of the Financing Documents.

      (B) The Holder shall have the unrestricted right, at any time and from time to time, to grant to one or more banks or other financial institutions (each, a Participant") participating interests in the Holder's obligation to lend hereunder and/or any or all of the loans held by the Holder hereunder. In the event of any such grant by the Holder of a participating interest to a Participant, whether or not upon notice to the Company, the Holder shall remain responsible for the performance of its obligations hereunder and the Company shall continue to deal solely and directly with the Holder in connection with the Holder's rights and obligations hereunder.

      The Holder shall have the unrestricted right at any time or from time to time to assign all or any portion of its rights and obligations hereunder and under the other Financing Documents to one or more banks or other financial institutions (each, an "Assignee") and the Company agrees that it shall execute, or cause to be executed, such documents, including, without limitation, amendments to this Loan Agreement and to the other Financing Documents as the Holder shall deem necessary to effect the foregoing. In addition, at the request of the Holder and any such Assignee, the Company shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Holder has retained any of its rights and obligations hereunder following such assignment, to the Holder, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Holder prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Holder after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Holder in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Holder, and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations


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of the Holder  hereunder and under the other  Financing  Documents to the extent that such rights and obligations have been assigned by the Holder pursuant hereto and to the assignment documentation between the Holder and such Assignee. and the Holder shall be released from its obligations hereunder and thereunder to a corresponding extent.

      Provided no Event of Default has occurred and is continuing and except with respect to an assignment or transfer of the Loan mandated by a Governmental Authority, the Company shall have the right to approve the identity of any Participant or Assignee pursuant to this subsection (B), which approval shall not be unreasonably withheld, delayed or conditioned. Except as aforesaid, the right of the Holder to assign or grant a participation interest shall not require notice to or consent of the Company.

      The Holder may furnish any information concerning the Company in its possession from time to time to prospective Assignees and Participants, provided that the Holder shall require any such prospective Assignee or Participant to agree in writing for the benefit of the Company to maintain the confidentiality of such information.

SECTION 12. JURY TRIAL WAIVER. THE COMPANY AND THE HOLDER (BY ACCEPTANCE OF THIS
NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE HOLDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THIS NOTE AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

SECTION 13. RIGHT OF SETOFF. The Company hereby grants to the Holder a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Holder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Holder or any entity under the control of Bank of America Corporation and its successors and assigns or in transit to any of them. At any time,


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without  demand  or  notice  (any  such  notice  being  expressly  waived by the
Company), the Holder may set off the same or any part thereof and apply the same to any liability or obligation of the Company even though unmatured and regardless of the adequacy of any other collateral securing this Note. ANY AND ALL RIGHTS TO REQUIRE THE HOLDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 14. EXPENSES INCURRED IN CONNECTION WITH ENFORCEMENT. The Company shall pay on demand all reasonable expenses of the Holder in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Holder's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

SECTION 15. CHOICE OF LAW. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE GOVERNING STATE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS OF ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE ADDRESS SET FORTH HEREIN. THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 16. MERGER. This Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note. All prior contemporaneous promises, agreements and understandings, whether oral or written, are deemed to he superceded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Company and the Holder.


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SECTION 17. USE OR  PROCEEDS.  No portion of the  proceeds of this Note shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

SECTION 18. LOST OR DAMAGED NOTE, Upon receipt of an affidavit of an officer of the Holder as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such, loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Holder will issue, in lieu thereof a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.


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                                          BALCHEM CORPORATION



                                          By: /s/ Frank Fitzpatrick
                                              ---------------------
                                                  Name:  Frank Fitzpatrick
                                                  Title: Chief Financial Officer


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF ORANGE        )

      On the 16th day of March, in the year 2007, before me, the undersigned, a notary public in and for said state, personally appeared Frank Fitzpatrick, personally known to me or proven to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                /s/ Kathleen M. Perry
                                ---------------------
                                Notary Public, State of New York
                                No. 01PE508519
                                Qualified in Sullivan County
                                Commission Expires 9/27/09


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

                                   EXHIBIT "A"

                             FORM OF ADVANCE NOTICE

BORROWER: BALCHEM CORPORATION

DATE: March 16, 2007

All Capitalized terms carry the meanings as defined in the Promissory Note (Term
Loan) dated March 16, 2007 (the "Note").

This Notice serves as an irrevocable Advance Notice required under the Note for the purpose of designating:

Account to Credit:

Bank Name: Bank of America
Acct Name: Robinson, Bradshaw & Hinson, PA Trust Account
ABA or Routing #: 026 009 593
Account #: 000 149 3733
Reference: Richard S. Starling, 15017.00017


Advance Amount:         $29,000,000.00


Subject to confirmation and verification by Bank.


Authorized by:    BALCHEM CORPORATION


                  By: /s/ Frank Fitzpatrick
                     ----------------------
                  Authorized Representative


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